Exhibit 10.1

Form of Stock Option Agreement

Participants must review all documents related to this award online at www.benefitaccess.com as acknowledgement of

acceptance of the terms set forth herein. If you do not review these documents within 6 months, the award will be terminated and you will not have any further right, title or interest in such award.

In addition, once you have acknowledged acceptance of these terms, the terms set forth herein will govern all your outstanding awards.

SRA INTERNATIONAL, INC.

Non-Qualified Stock Option Agreement

Granted Under the SRA International, Inc. 2010 Incentive Plan

This Non-Qualified Stock Option Agreement (the “Agreement”) is made on ________, 20xx (the “Grant Date”), between SRA International, Inc., a Delaware corporation (the “Company”), and _____________ (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.	Grant of Option.

(a) The Company hereby grants to the Participant effective as of the Grant Date, the right and option to purchase (the “Option”), in whole or in part, on the terms provided herein and in the Company’s 2010 Incentive Plan (the “Plan”), a total of _____ shares (the “Shares”) of class A common stock, $0.004 par value per share, of the Company (“Common Stock”) at $____ per Share. Unless earlier terminated, the Option shall expire on ________, 20xx (the “Final Exercise Date”).

(b) To receive the Option, within six (6) months of the Grant Date (“Acceptance Date”), the Participant shall acknowledge such terms and vesting of such Shares (the “Acceptance”) by making an election through Morgan Stanley Smith Barney at www.benefitaccess.com or by calling Morgan Stanley Smith Barney directly at (703) 556-8180, or contacting any subsequent provider (the “Administrator”). IF THE PARTICIPANT DOES NOT MAKE SUCH ELECTION BY THE ACCEPTANCE DATE, THE OPTION SHALL BE TERMINATED AND THE PARTICIPANT SHALL NOT HAVE ANY FURTHER RIGHT, TITLE OR INTEREST IN SUCH OPTION. IN ADDITION, ONCE YOU HAVE ACKNOWLEDGED ACCEPTANCE OF THESE TERMS, THE TERMS SET FORTH HEREIN WILL GOVERN ALL YOUR OUTSTANDING AWARDS.

(c) Except as otherwise indicated by the context, the term “Participant,” as used in this Agreement, shall be deemed to include any person who acquires the right to exercise the Option validly under its terms.

2.	Grant as Non-Qualified Stock Option.

The Option is a non-qualified stock option and is not intended to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).

3.	Vesting Schedule.

All of the Shares initially covering the Option shall be unvested shares. For so long as the Participant remains continually employed by the Company, the Option shall become exercisable and the Participant may exercise the Option as to any vested shares. Notwithstanding the foregoing, vesting of the Option may be accelerated as contemplated in Section 4(d) below.

Number of Vested Shares	Vesting Date
25% of Shares	On first anniversary of Grant Date
25% of Shares	On second anniversary of Grant Date
25% of Shares	On third anniversary of Grant Date
25% of Shares	On fourth anniversary of Grant Date

The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of the Option under Section 4 hereof or the Plan.

In summary, the Option may be exercisable to purchase the following numbers of shares of Common Stock on the corresponding dates indicated:

Number of Vested Shares	Vesting Date
_____ shares	on ________, 20xx
_____ shares	on ________, 20xx
_____ shares	on ________, 20xx
_____ shares	on ________, 20xx
_____ shares	Total

4.	Exercise of Option.

(a) Form of Exercise. To exercise the Option, the Participant shall make an election through the Administrator, accompanied by payment in full for the Shares subject to exercise (unless the exercise is a broker-assisted cashless exercise). The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of the Option may be for any fractional share or for fewer than ten whole shares.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 4, the Option may not be exercised unless the Participant, at the time he or she exercises the Option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code or if the Company terminates the Participant’s employment, the Compensation and Personnel Committee or Chief Executive Officer agrees in writing to continued vesting (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d), (e) and (f) below, the right to exercise the Option shall terminate 60 days after such cessation (but in no event after the Final Exercise Date), provided that the Option shall be exercisable only for the number of shares that have vested on the date of such cessation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or has a Disability (as defined below) and as a result is terminated by the Company prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “Cause” (as defined in paragraph (f)(2) below), then (i) the Option shall vest in full and shall thereafter be exercisable with respect to all shares for which it has not previously been exercised and (ii) the Option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that the Option shall not be exercisable after the Final Exercise Date. “Disability” means a physical or mental impairment which prevents the Participant from performing the essential functions of Participant’s position with or without reasonable accommodation for a total of six (6) calendar months and such condition is likely to continue for at least six (6) calendar months in the opinion of a certified medical doctor agreeable to both parties.

(e) Exercise Period Upon Retirement. If the Participant ceases to be an Eligible Participant of the Company by reason of the Participant’s Retirement (as defined below) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “Cause” (as defined in paragraph (f)(2) below), the Option shall be exercisable, within the period of two years following the date of retirement of the Participant, by the Participant, provided that the Option shall be exercisable only to the extent that the Option was exercisable by the Participant on the date of his or her retirement, and further provided that the Option shall not be exercisable after the Final Exercise Date. “Retirement” means a retirement approved by the Compensation and Personnel Committee.

(f) Exercise Period Upon Discharge for Cause.

(1) If the Participant, prior to the Final Exercise Date, is discharged by the Company for “Cause” (as defined below), the right to exercise the Option shall terminate immediately upon the effective date of such discharge. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted, and the Company’s determination shall be conclusive.

(2) “Cause” shall mean (i) a breach by the Participant of any of the terms and conditions of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company provided written notice and 30 days’ opportunity to correct the failure; (ii) any allegation reasonably deemed by the Company to be credible of, or other circumstances reasonably believed by the Company to constitute, any of the following: an act of fraud, embezzlement, misappropriation of assets, dishonesty or disloyalty by the Participant, Participant’s noncompliance with any state or federal law, rule or regulation (including, without limitation, any law relating to protection of civil rights or against discrimination), a crime or misdemeanor by Participant (including any involving moral turpitude), Participant’s negligence or misconduct in performing his duties or obligations, Participant’s disregard for or breach of any the Company’s polices or procedures, an Participant public action or statement that may harm the Company’s reputation or the Company’s relationship with any of its customers, shareholders or employees, or Participant’s retaliation against any Company employee or other person for alleging violation of any laws or Company policies or procedures; or (iii) the failure to maintain the Participant’s eligibility for the government clearances required to perform his duties.

5.	Withholding.

No Shares shall be issued pursuant to the exercise of the Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of the Option.

6.	Option Not Transferable.

The Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, the Option shall be exercisable only by the Participant. Notwithstanding the foregoing, after Acceptance, a Participant may transfer the Option to (1) a grantor retained annuity trust and make subsequent transfers necessitated by operation of that trust or (2) a revocable living trust, subject to procedures and conditions established by the Company.

7.	Adjustments for Capital Changes.

The Plan contains provisions covering the treatment of options in a number of contingencies such as liquidation or dissolution, merger or consolidation, or exchange of all of the common stock of the Company. Provisions in the Plan for such adjustments are hereby made applicable hereunder and are incorporated herein by reference.

8.	No Rights as a Stockholder Until Exercise.

The Participant shall have no rights as a stockholder with respect to the Shares until such time as the Participant has exercised the Option by delivering a notice of exercise and has paid in full the purchase price (including any withholding taxes) for the shares so exercised in accordance with Section 4.

9.	Recoupment.

To the extent required by law or any Company policy on clawback, recoupment, or reimbursement, as such policy may be amended from time to time, the Company may require the Participant to return to the Company any Shares granted hereunder.

10.	Transfers of Common Stock.

For all transfers of Common Stock, the Participant is subject to the requirements of the SRA Insider Trading Policy (CO-POL-04) and applicable securities laws, including but not limited to, continued prohibition against any purchase or sale of Common Stock while in possession of material nonpublic information concerning the Company and against disclosure of material nonpublic information to others who might trade on the basis of that information.

11.	Entire Agreement.

The Option and Shares are intended to conform in all respects with, and are subject to all applicable provisions of the Plan (which is incorporated herein by reference). In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement, with the exception of any written employment agreement, approved and executed by the Board of Directors or Chief Executive Officer, and to the extent the terms of this Agreement could be construed as doing so, the terms of such employment agreement shall control and are incorporated herein by reference.

12.	Miscellaneous.

(a) No Rights of Continued Employment. The Participant acknowledges and agrees that the vesting of the Option pursuant to Section 2 hereof is earned only by satisfaction of the performance conditions and continuing service as an employee, officer, director, consultant or adviser at the will of the Company (not through the act of being hired or engaged or being granted the Option hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder, the vesting schedule set forth herein and this Agreement do not constitute an express or implied promise of continued engagement as an employee, officer, director, consultant or adviser for the vesting period, for any period, or at all.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company or the Compensation and Personnel Committee thereof.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 6 of this Agreement.

(e) Notice. Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, or by electronic mail, to the addresses as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its offices at 4350 Fair Lakes Court, Fairfax, VA 22033 Attention: Stock Plan Administrator, or electronically to StockPlanAdministrator@sra.com. Each notice to the Participant shall be addressed to the Participant at the Participant’s last known address or to the electronic mail address then on file with the Stock Plan Administrator.

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(h) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(i) Interpretation. The Board of Directors or the Compensation and Personnel Committee shall have the right to resolve all questions which may arise in connection with Option or the Shares. Any interpretation, determination or other action made or taken by the Compensation and Personnel Committee or the Board of Directors regarding the Option, the Shares, the Plan, or this Agreement shall be final, binding and conclusive.

(j) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has received and read a copy of the Plan; (iii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iv) understands the terms and consequences of this Agreement; and (v) is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Company has caused the Option to be executed under its corporate seal by its duly authorized officer. The Option shall take effect as a sealed instrument.

Dated: ________, 20xx	By:
Ernst Volgenau
Chairman